Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

Registration Statement No. 333-30391 on Form S-8 pertaining to the 1992 Incentive Equity Plan (as amended and restated as of May 13, 1997) and the related prospectus;

Registration Statement No. 333-56661 on Form S-8 (as amended by Post-Effective Amendment No. 1) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Saving Plan and the related prospectus;

Registration Statement No. 333-06049 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan;

Registration Statement No. 333-84479 on Form S-8 pertaining to the 1992 Incentive Equity Plan (as amended and restated as of May 11, 1999);

Registration Statement No. 333-64008 on Form S-8 (as amended by Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2) pertaining to the Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan (as amended and restated as of January 1, 2004);

Registration Statement No. 333-153873 on Form S-3 pertaining to the registration of common shares that may be offered for sale or otherwise from time to time by United Mining Co., Ltd., in connection with Cliffs Natural Resources Inc.’s acquisition of their 30% interest in United Taconite LLC;

Registration Statement No. 333-153890 on Form S-3 pertaining to the registration of common shares that may be offered for sale or otherwise from time to time by selling shareholders in connection with the satisfaction of certain payment obligations owed to the selling shareholders that rose out of the transaction in which Cliffs Natural Resources Inc. acquired PinnOak Resources, LLC; and

Registration Statement No. 333-159162 on Form S-3 dated May 12, 2009 pertaining to the registration of an indeterminate number of common shares (and accompanying rights) that may from time to time be issued at indeterminate prices.

of our reports dated February 18, 2010 relating to the financial statements and financial statement schedule of Cliffs Natural Resources Inc. and the effectiveness of Cliffs Natural Resources Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Cliffs Natural Resources Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

February 18, 2010